UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Apollo Commercial Real Estate Finance, Inc. (the “Company”) was held on May 12, 2016, at which 53,308,198 shares of the Company’s common stock were represented in person or by proxy representing approximately 79.11% of the issued and outstanding shares of the Company’s common stock entitled to vote.

At the Annual Meeting, the Company’s stockholders (i) elected the seven directors named below for a term expiring in 2017; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers. The proposals are described in detail in the Company’s 2016 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i)	The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey M. Gault	23,738,496	11,704,806	17,864,896

Mark C. Biderman	23,823,675	11,619,627	17,864,896

Robert A. Kasdin	23,360,458	12,082,844	17,864,896

Eric L. Press	23,844,429	11,598,873	17,864,896

Scott S. Prince	18,142,184	17,301,118	17,864,896

Stuart A. Rothstein	23,847,466	11,595,836	17,864,896

Michael E. Salvati	23,842,843	11,600,459	17,864,896

(ii) The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
53,035,087	127,501	145,610	—

(iii) The voting results with respect to the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,175,197	15,447,482	820,617	17,864,902

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

Date: May 17, 2016